UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Monmouth Real Estate Investment Corporation
(Exact name of registrant as specified in its charter)

Maryland	22-1897375
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Juniper Business Plaza 3499 Route 9 North Suite 3C Freehold, New Jersey	07728
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock, $0.01 par value per share	New York Stock Exchange, LLC

7.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value per share, $25 liquidation value per share	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.

Securities Act registration statement file number to which this form relates:  Not Applicable (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable
(Title of class)

Not Applicable
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant's Securities to be Registered.

The description of the common stock of Monmouth Real Estate Investment Corporation (the “Registrant”), par value $0.01 per share, to be registered hereby is included in the section entitled “Description of Capital Stock” in the Registrant’s prospectus contained in its registration statement on Form S-3 (File No. 333-161668) (the “2009 Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), on September 1, 2009, which description is incorporated herein by reference.  In addition, also incorporated by reference herein is information relating to the Registrant’s common stock under the caption “Certain Provisions of Maryland Law and Our Charter and By-Laws” in the 2009 Registration Statement.

The description of the 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, $25 liquidation value per share, of the Registrant to be registered hereby is included in the section entitled “Description of Preferred Stock” in the prospectus dated September 20, 2006 included in the Registrant’s registration statement on form S-3/A (No. 333-136896) and in the section entitled “Description of Series A Preferred Stock” in the prospectus supplement thereto dated November 30, 2006 that was filed by the Registrant with the Commission pursuant to rule 424(b) under the Securities Act, which descriptions shall be deemed to be incorporated herein by reference.

Item 2.

Exhibits.

Exhibit Number	Description
3.1

Articles of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form S-3, filed on September 1, 2009 (File No. 333-161668) and incorporated herein by reference).

3.2

Articles of Amendment to the Articles of Incorporation of the Registrant (filed as an Exhibit to the Registrant’s Current Report on Form 8-K, filed on April 19, 2010 and incorporated herein by reference).

3.3

Bylaws of the Registrant, as amended (filed as Exhibit 3.2 to the Registrant’s Registration Statement on Form S-3, filed on September 1, 2009 (File No. 333-161668) and incorporated herein by reference).

3.4

Articles Supplementary Establishing and Fixing the Rights and Preferences of 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, dated December 1, 2006 (filed as Exhibit 3.3 to the Form 8-A filed on December 1, 2006 (File No. 001-33177) and incorporated herein by reference).

4.1	Specimen Common Stock Certificate (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3, filed on September 1, 2009 (File No. 333-161668) and incorporated herein by reference).
4.2

Specimen certificate representing the 7.625% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share, of the Registrant (filed as Exhibit 4.1 to the Form 8-A filed on December 1, 2006 (File No. 001-33177) and incorporated herein by reference).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	MONMOUTH REAL ESTATE INVESTMENT CORPORATION
Date	May 28, 2010
By	/s/ Anna T. Chew
Name: Anna T. Chew Title: Chief Financial Officer

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